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                                                                   EXHIBIT 10.11

                           LOAN AND SECURITY AGREEMENT


               LOAN AND SECURITY AGREEMENT ("Agreement") entered into as of May 5, 1993, by GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender"), and TRENDWEST RESORTS, INC., an Oregon corporation ("Borrower").

I.             DEFINITIONS

               As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

               1.1 "Advance": an advance of the proceeds of the Loan by Lender on behalf of Borrower in accordance with the terms and provisions of this Agreement.

               1.2 "Affiliate": with respect to Borrower or any Guarantor, each person who or which, as to such entity, is now or hereafter an "affiliated company" or an "affiliated person" within the meaning of the Investment Companies Act of 1940 (15 U.S.C. Section 8OA-1, et seq.).

               1.3 "Agents": the Servicing Agent, the Lockbox Agent and the Custodial Agent.

               1.4 "Agreement": this Agreement, together with any and all renewals, amendments, restatements or replacements of it.

               1.5 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.10 or such other usury law which is applicable if such usury law is not.

               1.6 "Articles of Organization": the charter, articles, by-laws, agreements and other written documents evidencing the formation, organization and continuing existence of an entity.

               1.7 "Assignment": a written assignment of specific Instruments and their proceeds, delivered by Borrower to Lender in the form of Exhibit A.

               1.8 "Borrowing Base": with respect to an Eligible Instrument, an amount equal to the lesser of:

                      (a) eighty-five percent (85%) of the unpaid principal balance of such Eligible Instrument; or

                      (b) ninety percent (90%) of the present value of the unmatured installments of principal and interest


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                                  such Eligible Instrument, discounted at the
                                  applicable interest rate under the terms of the Note.

               1.9 "Borrowing Term": the period commencing on the date of this Agreement and ending on the close of Lender's normal business hours on the date (or if not a Business Day, the first Business Day thereafter) which is the earlier of (a) the date twelve (12) months from the date of the first Advance or (b) April 30, 1994.

               1.10 "Business Day": any day other than a Saturday, Sunday or a day on which banks in Phoenix, Arizona are required to close.

               1.11 "Commitment Fee": a commitment fee for the Loan payable by Borrower to Lender in the amount of $50,000.00.

               1.12 "Custodial Agent": Sage Systems, Inc., a Washington corporation, or its successor as Custodial Agent under the Custodial Agreement.

               1.13 "Custodial Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion, to be made among Lender, Borrower and Custodial Agent, which provides for Custodial Agent to hold certain original and photocopied documents constituting part of the Receivables Collateral, together with any and all renewals, amendments, restatements or replacements of it.

               1.14          "Default Rate": as defined in the Note.

               1.15 "Documents": the Note, the Guarantee, the Assignment, the Lockbox Agreement, the Servicing Agreement, the Custodial Agreement, the Environmental Certificate, the Subordination Agreement(s), this Agreement and all other documents executed in connection with the Loan, together with any and all renewals, amendments, restatements or replacements of such documents.

               1.16 "Eligible Instrument": an Instrument which conforms to the standards set forth in EXHIBIT B. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than fifty-nine (59) days past due or (b) that Instrument otherwise fails to continue to conform to the standards set forth in EXHIBIT B.

               1.17 "Environmental certificate": an environmental certificate executed by Borrower and such other persons or parties as required by Lender in the form of EXHIBIT C, together


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                             with any and all renewals, amendments, restatements
                             or replacements of it.

               1.18 "Event of Default": the meaning set forth in paragraph 7.1 .

               1.19 "Guarantee": the guarantee made by the Guarantor of the Obligations and the subordination by Guarantor to the Obligations, together with any and all renewals, amendments, restatements or replacements of it.

               1.20          "Guarantor": Trendwest, Inc.

               1.21 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

               1.22 "Instrument": a Vacation Club owner Agreement entered into between Borrower, as seller, and a Purchaser, as buyer, for the sale and purchase of a Time-Share Interest.

               1.23 "Insurance Policies": such insurance policies required by Lender, written by insurers and in amounts and upon forms satisfactory to Lender, and to be delivered to Lender, all consistent with those requirements set forth in the certain letter dated February 9, 1993, from Linda C. Thomas to Jeffrey P. Sites.

               1.24 "Loan": the loan made pursuant to this Agreement and the other Documents.

               1.25 "Lockbox Agent": First Interstate Bank of Washington, N.A., or its successor as lockbox agent under the Lockbox Agreement.

               1.26 "Lockbox Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion to be made between Lender, Borrower and Lockbox Agent, which provides for the Lockbox Agent to collect through a lockbox payments made on Instruments constituting part of the Receivables Collateral and to remit them to Lender, together with any and all renewals, amendments, restatements or replacements of it.

               1.27 "Maturity Date": the date (or if not a Business Day, the first Business Day thereafter) eighty-four
                             (84) months after the date of the last Advance.

               1.28 "Maximum Loan Amount": Five Million United States Dollars ($5,000,000.00).

               1.29 "Note": the "Promissory Note" issued by Borrower in the form of EXHIBIT D to evidence the Loan, together with any


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                             and all renewals, amendments, restatements or
                             replacements of it.

               1.30 "Obligations": all obligations, agreements, duties, covenants and conditions that Borrower is now or hereafter required to Perform under the Documents.

               1.31 "Opening Prepayment Date": the date (or if not a Business Day, the first Business Day thereafter) two (2) years after the date of the last Advance.

               1.32          "OPERF": Oregon Public Employees' Retirement Fund.

               1.33 "OPERF Debt": the indebtedness owing by Borrower to OPERF pursuant to a revolving loan agreement (as renewed, modified, restated or replaced, "OPERF Loan Agreement") providing for a line of credit loan to Borrower, and other documents now or hereafter evidencing, securing or otherwise pertaining to borrowings obtained pursuant to the OPERF Loan Agreement.

               1.34          "Owner": an owner of a Time-Share Interest.

               1.35 "Performance" or "Perform": full, timely and faithful performance.

               1.36 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record which Lender has agreed to accept as set forth in EXHIBIT E.

               1.37 "Prepayment Premium": an amount equal to (a) six percent (6.0%) of the outstanding principal balance of the Loan in the event of a prepayment of the Loan occurring prior to the Opening Prepayment Date or (b) a percent, determined in accordance with
                             Schedule 1, of the outstanding principal balance of the Loan in the event of a prepayment of the Loan occurring subsequent to the Opening Prepayment Date.

               1.38 "Project": a resort or part of a resort in which a Vacation Club Unit is located, a current list of all Projects being set forth as EXHIBIT F.

               1.39 "Project Declaration": with respect to a Project, the recorded document(s) pursuant to which the Project and its common scheme are established and governed.

               1.40 "Project Governing Documents": with respect to a Project, the Project Declaration, the Articles of Organization for any Project Owner Association, and any rules and regulations adopted by such entity or entities pertaining to the use of the Project.


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               1.41          "Project Owners Association": with respect to any
                             Project, an entity or entities in which the fee simple owners and/or owners of other legal estates are members and which has been established to govern the Project in accordance with the recorded documents establishing the Project and its common scheme.

               1.42 "Purchaser": a purchaser of a Time-Share Interest from Borrower.

               1.43 "Receivables Collateral": (a) the Instruments which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made; (b) all rights under all documents evidencing, securing or otherwise pertaining to such Instruments; (c) the Insurance Policies in which Borrower has an interest; (d) all rights under any and all escrow agreements and accounts pertaining to the foregoing or to the Time-Share Interests and related Vacation Club Credits sold pursuant to the Instruments and their proceeds; (e) the Vacation Club Reservation System; (f) all files, books and records of Borrower pertaining to the foregoing; and (g) the proceeds from the foregoing.

               1.44 "Resolutions": the corporate resolution of a corporation certified as true and correct by an authorized officer of such corporation or a partnership certificate signed by all of the general partners of such partnership.

               1.45 "Security Interest": a perfected, direct and exclusive first priority security interest in and charge upon the property intended to be covered by it.

               1.46 "Servicing Agent": Sage Systems, Inc., a Washington corporation, or its successor as Servicing Agent under the Servicing Agreement.

               1.47 "Servicing Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion, to be made among Lender, Borrower and Servicing Agent, which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Instruments constituting part of the Receivables Collateral, together with any and all renewals, amendments, restatements or replacements of it.

               1.48 "Subordination Agreement(s)": the subordination agreement(s) made and delivered to Lender pursuant to paragraph 6.11.

               1.49 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and


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                             ending when all of the Obligations shall have been
                             Performed.

               1.50 "Time-Share Interest": at membership in the Vacation Club Association and Vacation Club Credits, which entitle an Owner to temporary, periodic use of the Vacation Club Units pursuant to the Vacation Club Program during a term of not less than forty (40) consecutive years.

               1.51 "Title Assurances": a policy of title insurance written in amounts, and upon forms, all reasonably satisfactory to Lender, to evidence that the Vacation Club Association holds good and marketable title to the Vacation Club Units, subject only to the Permitted Encumbrances and the Vacation Club Declarations,

               1.52 "Vacation Club Association": means WorldMark, The Club, a nonprofit, mutual benefit corporation organized under the laws of the State of California, and formerly known as Club Esprit.

               1.53 "Vacation Club Credits": the term of measurement currently utilized by the Vacation Club Association to measure the magnitude and extent of benefits and obligations of an Owner as a member of the Vacation Club Association.

               1.54 "Vacation Club Declaration": a declaration which is executed by Vacation Club Association and Borrower dedicating a unit or units in a Project to the Vacation Club Program, together with any and all renewals, amendments, restatements or replacements of it.

               1.55 "Vacation Club Governing Documents": the Articles of Organization of Vacation Club Association, all Vacation Club Declarations, the Vacation Club Management Agreement, the Vacation Club Program Agreement, the Vacation Club Reimbursement Agreement, and the Vacation Club Rules.

               1.56 "Vacation Club Management Agreement": the Management Agreement between Borrower and the Association dated February 13, 1991, as amended by instrument dated December 21, 1992, pursuant to which Borrower manages the Vacation Club Program described in the Vacation Club Owner Agreement and the Vacation Club Governing Documents, together with any and all renewals, amendments, restatements or replacements of it.

               1.57 "Vacation Club Owner Agreement": a purchase contract and security agreement in the form attached hereto as EXHIBIT M-1 or M-2, or such other form as may be identical thereto in all material respects or has been approved by Lender in writing as contemplated by paragraph 6.4(d) by


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                             which a Purchaser purchases a Time-Share Interest
                             from Borrower.

               1.58 "Vacation Club Program": the master program for the use and enjoyment of Time-Share Interests by all Owners based upon Vacation Club Credits allocated to the Owners and Vacation Club Credit values assigned to use of the Vacation Club Units,

               1.59 "Vacation Club Program Agreement": the Vacation Program Agreement (Second Amended) between Borrower and the Vacation Club Association dated February 13, 1991, which established the rights and obligations of the parties with respect to the transfer of property by Borrower to the Vacation Club Association, the sale of Vacation Club Credits by Borrower, the encumbrance of Vacation Club Units and the protection of Owners' use rights, together with any and all renewals, amendments, restatements or replacements of it.

               1.60 "Vacation Club Reimbursement Agreement": the Reimbursement Agreement (Second Amended) between Borrower and the Vacation Club Association dated February 13, 1991, which establishes Borrower's obligation to pay the Vacation Club Association's costs of operating the Vacation Club Program, together with any and all renewals, amendments, restatements or replacements of it.

               1.61 "Vacation Club Reservation System": all computer software, licenses, copyrights, patents, service contracts and other contract rights and general intangibles in which Borrower has an interest and which are utilized in connection with maintaining records of the availability of Vacation Club Units and the number of unused Vacation Club credits owned by each Owner and in handling reservations and confirmations made by Owner for the use of Vacation Club Credits, and the proceeds thereof.

               1.62 "Vacation Club Rules": rules and regulations from time to time adopted by Vacation Club Association in accordance with the Vacation Club Governing Documents and pertaining to the use of the Vacation Club Units as part of the Vacation Club Program.

               1.63 "Vacation Club Unit": a residential condominium apartment owned by the Vacation Club Association, together with all personal property located therein.

               1.64 "Wendts Subordination Agreement": the Subordination Agreement by the Wendts to the Obligations with respect to the Wendt Purchase Documents, together with any and all renewals, amendments, restatements or replacements of it.


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               1.65          "Wendts Purchase Documents": that Purchase
                             Agreement dated as of December 30, 1992, between Borrower and Eagle Crest Partnership Ltd., as sellers, and Richard L. Wendt and Roderick C. Wendt ("Wendts"), as buyers, providing for the sale of certain contracts receivable and promissory notes and the Servicing Escrow Agreement dated as of December 30, 1992, between the Wendts, Borrower, and Sage Systems, Inc. and pertaining to the purchased contracts receivable.

II. LOAN COMMITMENT; USE OF PROCEEDS

               2.1 Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Advances to Borrower. Advances shall be made against Eligible Instruments at the time they are assigned to Lender ("Initial Availability Advances") in an amount equal to the then Borrowing Base for such Eligible Instruments. As Advances made against Eligible Instruments are repaid, no additional Advances ("Additional Availability Advances") shall be made against those same Eligible Instruments except at the request of Borrower. If Borrower requests an Additional Advance against previously assigned Eligible Instruments such Advance shall be in an amount less then or equal to the then Borrowing Base of all previously assigned Eligible Instruments less the aggregate unpaid principal balance of all Advances previously made against such Eligible Instruments. Any Advance made against an Instrument substituted pursuant to paragraph 3.2 shall be deemed to be an Additional Availability Advance; provided, however, that the substitution of an Eligible Instrument for an ineligible Instrument pursuant to paragraph 3.2 shall not be deemed to be the making of an Initial Availability Advance or Additional Availability Advance. Lender shall have no obligation to make any Advance after the Borrowing Term has expired.

               2.2 The Loan is a revolving line of credit; however, all of the Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its sole and absolute discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender. This Agreement and Borrower's liability for Performance of the Obligations shall continue, however, until the end of the Term.

               2.3 Borrower will use the proceeds of the Loan only for Borrower's business purposes, which shall consist of use for working capital.


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III. SECURITY

               3.1 To secure the Performance of all of the Obligations, Borrower hereby grants to Lender a Security Interest in and assigns to Lender the Receivables Collateral. Such Security Interest shall be absolute, continuing and applicable to all existing and future Advances and to all of the Obligations. All of the Receivables Collateral shall secure repayment of the Loan and the Performance of the other Obligations. Borrower will unconditionally deliver to the Custodial Agent, as agent for Lender or as otherwise directed by Lender, with full recourse, all Instruments which are part of the Receivables Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Receivables Collateral.

               3.2 If a previously Eligible Instrument which is part of the Receivables Collateral ceases to be an Eligible Instrument, then within thirty (30) days thereafter, Borrower will either (i) pay to Lender an amount equal to the Borrowing Base of the ineligible Instrument, together with interest, costs and expenses attributable to it, or (ii) replace such ineligible Instrument with an Eligible Instrument or Eligible Instruments having a Borrowing Base not less than the Borrowing Base (calculated immediately before its ineligibility) of the ineligible Instrument(s) being replaced. Simultaneously with such payment or the delivery of the replacement Instrument to Lender, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to paragraph 4.1, together with a "Borrower's Certificate" in form and substance identical to EXHIBIT G. If no Event of Default or Incipient Default has occurred and is continuing, then within a reasonable period of time after the substitution of an Eligible Instrument for an ineligible Instrument, Lender will reassign to Borrower, without recourse or warranty of any kind, the ineligible Instrument. Borrower will prepare the reassignment instrument, which shall be in form and substance identical to EXHIBIT G-1, and shall deliver it to Lender for execution.

               3.3 Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained throughout the Term in full force and effect the Guarantee, the Subordination Agreement(s) and all other security agreements required pursuant to the Documents.


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               3.4           Upon full Performance of all of the Obligations by
                             Borrower, Lender shall reassign to Borrower all Instruments then held by Lender or an agent for Lender pursuant to a reassignment instrument in form and substance identical to EXHIBIT G-1 prepared and delivered to it by Borrower and shall execute appropriate releases of all UCC financing statements filed in connection with the Receivables Collateral.

IV. ADVANCES

               4.1 Lender's obligation to make the initial Advance and subsequent Advances shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement being satisfied and remaining satisfied during the Term.

                             (a) Borrower shall have delivered to Lender the
                                 following Documents, duly executed, delivered and in form and substance satisfactory to
                                 Lender:

                                 (i)   the Note;

                                 (ii)  if not covered by a then effective
                                       Assignment, an Assignment of the specific
                                       Instruments for which the Advance is
                                       requested;

                                 (iii) if not already delivered to Custodial
                                       Agent, as agent for Lender, or as
                                       otherwise directed by Lender, any
                                       Instruments for which the Advance is
                                       requested, properly endorsed;

                                 (iv)  the Guarantee;

                                 (v)   the Environmental Certificate;

                                 (vi)  UCC financing statements for filing
                                       and/or recording, as appropriate, where
                                       necessary to perfect the Security
                                       Interest in the security required
                                       pursuant to the Documents;

                                 (vii) favorable opinions from independent
                                       counsel for Borrower in form and
                                       substance substantially identical to
                                       EXHIBITS H-1 AND H-2;

                                 (viii)a favorable opinion from independent
                                       counsel for Guarantor in form and
                                       substance substantially identical to
                                       EXHIBIT I;

                                 (ix)  the Lockbox Agreement;

                                 (x)  the Servicing Agreement;


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
                                 (xi)   the Custodial Agreement;

                                 (xii)  the Wendts' Subordination Agreement;

                                 (xiii) an agreement in form and substance
                                        identical to EXHIBIT L to clarify
                                        certain Vacation Club Governing
                                        Documents;

                                 (xiv)  an agreement executed by OPERF and
                                        Lender in form and substance identical
                                        to EXHIBIT N; and

                                 (xv)   this Agreement.

               (b) Borrower shall have delivered to Lender at least ten (10) Business Days prior to the date of the Advance, or in the case of the items called for in item (x) at least five (5) Business Days prior to the date of the Advance:

                                 (i) the Articles of Organization of Borrower and Guarantor;

                                 (ii)   the Resolutions of Borrower and
                                        Guarantor authorizing the execution and
                                        delivery of the Documents;

                                 (iii)  intentionally deleted;

                                 (iv) a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the states where the Projects are located and other jurisdictions where Time-Share Interests have been offered for sale or sold;

                                 (v) a copy, certified as true and complete by Borrower, of the Project Declaration for each Project, credit applications and disclosures, and other documents and exhibits which have been or are being used by Borrower in connection with the sale of Time-Share Interests;

                                 (vi)   the Insurance Policies;

                                 (vii)  the Title Assurances;

                                 (viii) the items described in EXHIBIT J; and

                                 (ix)   such other items as Lender requests
                                        which are reasonably necessary to
                                        evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.


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
                             (c) No material adverse change shall have occurred in the Vacation Club Program or in Borrower's or any Guarantor's business or financial condition since the date of the latest financial and operating statements (given to Lender by or on behalf of Borrower or any Guarantor.

                             (d) There shall have been no material, adverse change in the warranties and representations made in the
                                            Documents by Borrower, any Guarantor
                                            and/or any other surety for the
                                            Performance of any of the
                                            Obligations.

                             (e) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

                             (f) The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the
                                            Applicable Usury Law.

                             (g) Borrower shall have paid to Lender the Commitment Fee and all other fees required to be paid at the time of the Advance.

                             (h) Borrower shall not be entitled to any Advance unless on or before May 15, 1993, all Documents have been executed by the persons required to do so and delivered to Lender.

               4.2 Advances shall be requested in writing by Borrower and shall not be made more frequently than twice monthly or in amounts less than $100,000.00. In addition to all other fees required to be paid pursuant to this Agreement, Borrower shall pay to Lender at the time of the second Advance in a month a fee equal to the greater of (a) 0.25% of such Advance or (b) $500.00.

               4.3 Advances may be disbursed to Borrower by wire transfer; or at the written direction of Borrower, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower, by check, draft or wire transfer. Lender shall have no obligation to wire transfer any Advance to Borrower or any other person at Borrower's direction, unless Borrower has given Lender written wire transfer instructions satisfactory to Lender at the time of the Advance. Borrower will pay Lender's reasonable charge in connection with any wire transfer, which is currently $25.00. Lender may, at its option, withhold from any Advance any sum then due to it under the terms of the Documents or any amount for which Borrower is obligated to reimburse Lender pursuant to the Documents.

               4.4 Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its sole discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

V. NOTE, MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND COLLECTION

               5.1 The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note.

               5.2 Without limitation of Borrower's Obligations under paragraph 3.2, if the aggregate principal amount of the Loan outstanding at any time shall exceed the then Borrowing Base of all Eligible Instruments for any reason other than an Instrument or Instruments not qualifying or ceasing to qualify as Eligible Instruments (which is addressed by paragraph 3.2 above), Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest on such principal payment.

               5.3 Borrower will not be entitled to prepay, in whole or in part, the Loan until the Opening Prepayment Date except as expressly provided in this paragraph. Borrower shall be entitled (and is obligated) to prepay the Loan to the extent the prepayment ("Normal Prepayment") results from the application of payments required from obligors on the Receivables Collateral (unless solicited by Borrower in contravention of its Obligations) or from performance by Borrower of its Obligations under paragraph 3.2 or 5.2 (unless due to a misrepresentation or breach of warranty concerning the Receivables Collateral qualifying as Eligible Instruments); and Borrower shall have no obligation to pay any Prepayment Premium in connection with a Normal Prepayment. Borrower shall also be entitled to make a single prepayment of the Loan (which prepayment may be in whole or in part) prior to the expiration of the Borrowing Term; and although Borrower shall have no obligation to pay any Prepayment Premium at the time of such prepayment, Borrower shall pay to Lender upon the expiration of the Borrowing Term a Prepayment Premium in an amount equal to the product of 6% times the excess of (a) the amount of the prepayment made pursuant to this sentence over (b) the aggregate Advances made after such prepayment and before the expiration of the Borrowing Term. Furthermore, commencing on the Opening Prepayment Date, if neither an Event of Default nor an Incipient Default has occurred and is continuing, then Borrower shall have the option to prepay the Loan in full, but not in part, upon 60 days prior written notice to Lender and the simultaneous payment of the Loan and the Prepayment Premium on any date an installment is due on the Note. If (a) there shall occur a casualty to or condemnation of all or any portion of the Project or an Event of Default and (b) such occurrence results in acceleration or prepayment of the Loan, a Prepayment Premium will be required in the amount which shall be determined as of and due on the earlier of the date of acceleration or prepayment.

                             5.4 (a) Lockbox Agent shall collect payments on the
                                     Instruments constituting part of the
                                     Receivables Collateral and remit collected payments to Lender on the fifteenth (15th) day (or, if not a Business Day, the next Business Day) and last Business Day of each and every month after the date of first Advance, according to the terms of the Lockbox Agreement. Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent. Servicing Agent shall furnish to Lender at Borrower's sole cost and expense, no later than the tenth (10th) day of each month commencing with the first full calendar month following the date of this Agreement, a report, substantially in the format of EXHIBIT K, which: (i) shows as of the end of the prior month with respect to each Instrument which constitutes part of the Receivables Collateral (A) all payments received, allocated between principal, interest, late charges and taxes, (B) the opening and closing balance, (C) present value, (D) average consumer interest rate, and (E) extensions, refinances, prepayments, and other similar adjustments; and (ii) indicates (A) the average consumer interest rate of all Instruments which constitute part of the Receivables Collateral and (B) delinquencies on principal and interest payments of thirty (30), sixty (60) and ninety (90) days and on principal, interest and assessment payments in excess of ninety
                                     (90) days. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower during the preceding month and will notify Borrower of any amount due. If such reports are not timely received, Lender may estimate the amount which was due and payable. Borrower will pay within five (5) Business Days after demand the amount determined by Lender to be due and payable. If payment is made on the basis of Lender's estimate and thereafter reports required by this paragraph are received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within five (5) Business Days after receipt of written request therefor by Borrower. At the end of each calendar quarter, Borrower will deliver or cause the Servicing Agent to deliver to Lender a current list of the names, addresses and phone numbers of the obligors on each of the Instruments constituting part of the Receivables Collateral. Borrower will also deliver or cause Servicing Agent to deliver to Lender, promptly after receipt of a written request for them, such other reports with respect to Instruments constituting part of the Receivables Collateral as Lender may from time to time require.

                             (b)     Custodial Agent, as agent for
                                     Lender, shall hold original custody of all Instruments constituting part of the Receivables Collateral and, if required by Lender, any other items required to be delivered to Lender with respect to the Receivables Collateral.

                             (c)     Lender, subject to any restriction
                                     contained in the Lockbox Agreement or the Servicing Agreement, as the case may be, may at any time and from time to time in its discretion substitute or require Borrower to substitute a successor or successors to any Agent acting under the Lockbox Agreement, the Servicing Agreement or the Custodial Agreement.

               5.5 Subject to Lender's rights under Article VII, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax and insurance impounds or maintenance and other assessment payments and are required to be so treated by Borrower) and the other security shall be applied as follows: first to the payment of all late charges, costs, fees and expenses required by the Documents to be paid by Borrower; second to accrued and unpaid interest due on the Note; third to the unpaid principal balance of the Note; and then to the other Obligations in such order and manner as Lender may determine. Unless and until all the Obligations have been Performed, Borrower shall have no right to any portion of the proceeds of the Receivables Collateral.

               5.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

VI. BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

               6.1           (a)     Borrower is, and will remain at all times,
                                     duly organized, validly existing and in
                                     good standing
                                     under the laws of the State of Oregon and in each jurisdiction in which it is selling
                                     Time-Share Interests or where the location or nature of its properties or its business makes such qualification necessary.
                                     Borrower has full authority to Perform the Obligations and to carry on its business and own its property.

               (b) Borrower has full power and authority to grant the Security Interest in the Receivables Collateral and to execute and deliver the Documents and to Perform the Obligations. All action necessary and required by its Articles of Organization and all applicable laws for the obtaining of the Loan and for the execution and delivery of the Documents executed and delivered in connection with the Loan has been duly and effectively taken. The Documents are and shall be legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. No consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Documents.

               6.2 Except as referred to in EXHIBIT H-2, there is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any court, arbitrator or governmental authority involving Borrower, Vacation Club Association or any of their respective properties, which might materially adversely affect the Performance of the Obligations, Vacation Club Program, the business or financial condition of Borrower or the Vacation Club Association, or the ability of Borrower to Perform the Obligations. Borrower will promptly notify Lender if any such action, litigation or other proceeding is commenced or threatened.

               6.3           (a)     Borrower has sold or has offered for sale
                                     Time-Share Interests only in California,
                                     Washington and British Columbia and one
                                     hundred percent (100%) of Time-Share
                                     Interests have been sold in California and Washington. Before it sells or offers for sale Time-Share Interests in any other jurisdictions, Borrower will promptly notify Lender and provide Lender with evidence that it has complied with all laws of such jurisdiction governing its proposed conduct.

                             (b) Borrower has complied, and will comply, in all material respects, with all laws and regulations of all governmental jurisdictions in which Projects are located or in which Time-Share Interests have been sold or offered for sale. Beginning January 1, 1994, Borrower will not advertise, offer for sale or sell Time-Share Interests in any jurisdiction unless Borrower is in strict compliance with the registration and permit requirements of such jurisdiction which require that before Borrower may advertise, offer for sale or sell Time-Share Interests, it must first have registered and received approval to sell such Time-Share Interests.

                             (c)     The time-share use and occupancy of
                                     Vacation Club Units will not violate or
                                     constitute a non-conforming use under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Vacation Club Units.

               6.4           (a)     Each Instrument assigned to Lender pursuant
                                     to this Agreement shall be an Eligible
                                     Instrument. Borrower has Performed all its obligations to Purchasers, and there are no executory obligations to Purchasers to be Performed by Borrower, except those described in the forms of Vacation Club
                                     Owner Agreements attached as EXHIBITS M-1
                                     AND M-2, all of which Borrower is ready, willing and able to perform. Borrower further warrants and guarantees the enforceability of the Receivables
                                     Collateral.

                             (b)     Without the prior written consent of
                                     Lender, Borrower will not cancel or
                                     materially modify, or consent to or
                                     acquiesce in any material modification to, or solicit the prepayment of, any Instrument which constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser under any such Instrument or its security; or release the security for any such Instrument. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum owing by the Purchaser under any Instrument which constitutes part of the Receivables Collateral.

                             (c) Borrower at all times will fulfill and will cause its affiliates, agents and independent contractors at all times to fulfill all obligations to Purchasers.

                             (d) True and complete copies of the Vacation Club Governing Documents (other than Vacation Club Declarations for which a prototype form has been provided), the Project Declaration for each Project, the form of Vacation Club Owner Agreement, advertising materials (to the extent advertising materials have been reasonably requested in writing by Lender) and other documents and exhibits thereto which have been and are being used by Borrower in connection with the sale or offering for sale of Time-Share Interests have been delivered to Lender. Borrower, without the prior written consent of Lender, will not cancel or materially modify any such documents except as required by law and for advertising materials and such amendments which are necessary to annex additional Vacation Club Units into the Vacation Club Program and are otherwise in compliance with the terms and conditions of this Agreement and the Vacation Club Governing Documents. Borrower will not annex additional Vacation Club Units into the Vacation Club Program which are not comparable in quality to those which are currently a part of the Vacation Club Program.

                             (e) Each owner is a member of the Vacation Club Association, which has authority to levy annual assessments to cover the costs of maintaining and operating the Vacation Club Program. Each Project has a Project Owner Association of which Vacation Club Association is a member and which has authority to levy assessments to cover the costs of maintaining and operating such Project. Vacation Club Association and, to the knowledge of Borrower, the Project Owners Associations for the Projects are solvent. Currently levied assessments upon Owners are adequate to cover the costs of maintaining and operating the Vacation Club Program and to establish and maintain a reasonable reserve for capital improvements, and there are no events which now are or could reasonably be foreseen by Borrower which could give rise to a material increase in such costs. To the knowledge of Borrower, currently levied assessments upon members of each Project Owners Association and any required subsidy payments from the developers of such Projects are adequate to cover the costs of maintaining and operating such Projects and to maintain a reasonable reserve for capital improvements; and there are no events which now are or could reasonably be foreseen by Borrower which could give rise to a material increase in such costs. Borrower will (i) use its best efforts to cause the Vacation Club Association and the Project Owners Associations for the Projects to (A) discharge their respective obligations under the Vacation Club Governing Documents and the Project Governing Documents and (B) maintain the reserves described above; and (ii) pay to the Vacation Club Association not less often than every twelve (12) months an amount not less than the difference between (A) the cumulative total
                                            amount of the maintenance and
                                            operating expenses incurred by the
                                            Vacation Club Association, together
                                            with a reasonable reserve for
                                            capital improvements and the amount
                                            of any installment of real property
                                            taxes currently due and payable with
                                            respect to the Vacation Club Units,
                                            through the end of the calendar
                                            month preceding the month in which
                                            such payment is made and (B) the
                                            cumulative total amount of
                                            assessments payable to Vacation Club
                                            Association by Owners other than
                                            Borrower through the end of the
                                            calendar month preceding the month
                                            in which such payment is made.

                             (f) Vacation Club Association owns good and marketable title to a fee simple, possessory interest in and to all Vacation Club Units, the furnishings in the Vacation Club Units, and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests except for the Permitted Encumbrances and Vacation Club Declarations. To Borrower's knowledge, each Project has adequate legal access and will be served by adequate utilities.

                             (g) Without limiting the generality of any other provision contained in this Agreement:

                                            (i)   Borrower will at all times
                                                  cause Vacation Club
                                                  Association to have good and
                                                  marketable title to a
                                                  sufficient number of Vacation
                                                  Club Units, free and clear of
                                                  all liens and encumbrances
                                                  other than the Permitted
                                                  Encumbrances and the Vacation
                                                  Club Declarations, so that,
                                                  over the remaining term of the
                                                  Vacation Club Owner
                                                  Agreements, the total number
                                                  of Vacation Club Credits held
                                                  by Owners does not exceed 100%
                                                  of the Vacation Club Credit
                                                  values reasonably assigned to
                                                  such Vacation Club Units or
                                                  such lesser percentage as may
                                                  be required by the Vacation
                                                  Club Governing Documents;

                                            (ii)  Borrower will maintain or
                                                  cause the Vacation Club
                                                  Association to maintain in
                                                  good condition and repair all
                                                  Vacation Club Units;

                                            (iii) Borrower will maintain in good
                                                  condition and repair all
                                                  Projects in which the Vacation
                                                  Club Units are located and all
                                                  amenities related to the
                                                  Vacation Club Units, if such
                                                  improvements are owned by
                                                  Borrower or an Affiliate of
                                                  Borrower; and, if such
                                                  improvements are not owned by
                                                  Borrower or an Affiliate of
                                                  Borrower, will use reasonable
                                                  efforts to cause the owner
                                                  of the improvements or the
                                                  appropriate Project Owners
                                                  Association to do so;

                                            (iv)  Borrower has recorded a
                                                  Vacation Club Declaration in
                                                  form and substance
                                                  substantially identical to
                                                  EXHIBIT M-3 on the real
                                                  property records of each
                                                  jurisdiction in which Vacation
                                                  Club Units are located;

                                            (v)   The Vacation Club Declaration
                                                  prototype form, the Vacation
                                                  Club Program Agreement, the
                                                  Vacation Club Reimbursement
                                                  Agreement, the Vacation Club
                                                  Management Agreement, the
                                                  Vacation Club Rules, and the
                                                  Articles of Organization of
                                                  the Vacation Club Association,
                                                  in form and substance
                                                  identical to EXHIBITS M-3
                                                  THROUGH M-8, are in full force
                                                  and effect and, except for the
                                                  Project Governing Documents
                                                  for each Project, constitute
                                                  the only governance documents
                                                  for the Vacation Club Program;
                                                  there are no amendments to
                                                  them, except as described in
                                                  this Agreement, and no party
                                                  is in default of its
                                                  obligations under any such
                                                  agreement;

                                            (vi)  Borrower will perform all of
                                                  its obligations under the
                                                  Vacation Club Governing
                                                  Documents; and

                                            (vii) Borrower will not permit or
                                                  suffer to exist any liens or
                                                  encumbrances on the Vacation
                                                  Club Units, except for the
                                                  Permitted Encumbrances and the
                                                  Vacation Club Declarations.

               6.5 Borrower will undertake the diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Receivables Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

               6.6 Lender may notify Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from Purchasers any information relating to the Receivables Collateral. Borrower will deliver such notice under its letterhead if requested.

               6.7 Borrower, without the prior written consent of Lender, will not: (a) sell, convey, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations;
                             (b) permit or suffer to exist any liens, security interests or other encumbrances on any security for the Performance of the Obligations, except for the

                             Permitted Encumbrances, the Vacation Club
                             Declarations, and liens and security interests expressly granted to Lender; (c) sell, lease, transfer or dispose of all or substantially all of its assets to another entity; or (d) permit or suffer to exist any transfer of the control of Borrower or Guarantor.

               6.8 Borrower will, or will cause the Vacation Club Association to, maintain and pay the cost of the Insurance Policies and will deliver copies of the Insurance Policies to Lender.

               6.9           (a) The Documents and all certificates, financial
                                 statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loan do not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Receivables Collateral or any other security for the Performance of the Obligations or the business or financial condition of Borrower or the Vacation Club Program.

                             (b) Lender's examination, inspection, or receipt of
                                 information pertaining to the Receivables
                                 Collateral or the Project and its proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

               6-10          (a) On or before the tenth (10th) day of each
                                 month, Borrower will cause to be furnished to Lender (i) the reports required pursuant to paragraph 5.4(a) and (ii) if requested by Lender, a sales report for the prior month showing the number of sales of Time-Share Interests, their aggregate dollar amount and related down payments.

                             (b) Borrower will furnish or cause to be furnished
                                 to Lender within ninety (90) days after each fiscal year of the subject, a copy of the current annual financial statements of Borrower, Guarantor and, subject to the best efforts of Borrower, the Vacation Club Association and each Project Owners Association; and shall furnish or cause to be furnished to Lender within 45 days after each interim quarterly fiscal period of Borrower and Guarantor a copy of the current financial statements of Borrower and Guarantor for the period commencing with the first day of the fiscal year and concluding with such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements of Borrower and Guarantor required pursuant to this paragraph shall be certified by their respective chief financial officer. Borrower will use its best efforts to cause annual financial statements of the Vacation Club Association and each Project Owners' Association to be certified by the chief financial officer and managing agent for such entity. Annual statements of Borrower and Guarantor shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender a certificate signed by the chief financial officer or managing general partner, as the case may be, of Borrower stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it.

                             (c) Borrower will deliver to Lender from time to
                                 time, as available, and promptly upon any material amendment, current price lists, sales literature (to the extent requested in writing by Lender) registrations/consents to sell, final subdivisions public reports/public offering statements/prospectuses, purchase documents, and any other items requested by Lender which relate to the Time-Share Interests, to the use of the Vacation Club Units, or to the Vacation Club Program.

                             (d) Borrower will at its reasonable expense permit
                                 Lender and its representatives at all
                                 reasonable times to inspect the Vacation Club Units and to inspect, audit and copy Borrower's records, provided that such inspections of Vacation Club Units shall be reasonably conducted by Lender, done on a sample basis to the extent deemed prudent by Lender in its sole and absolute judgment [which may include an inspection of all Projects (i) in which the Vacation Club Association, Borrower or an Affiliate of Borrower owns fifty percent (50%) of all units in the Project or (ii) in which 20% or more of all Vacation Club Units are located] and made not more often than annually unless, upon the subsequent inspection, an Event of Default exists or a material, adverse event (such as substantial destruction to a material number of Units) has occurred; and shall make available such further information as Lender may from time to time reasonably request.

                             (e) Borrower will submit to Lender annually,
                                 within twenty (20) days after each is
                                 available, proposed annual maintenance and operating budgets of the Vacation Club Association and each Project Owners Association, certified to be adequate by the managing agent for such association and a statement of the annual assessment to be levied upon the Owners or the Vacation Club Association, as the case may be; and will use its best efforts to cause to be made available to Lender, at Borrower's expense, for inspection, auditing and copying, upon Lender's request, the books of account, logs and records of each such association.

                             (f) Borrower will deliver to Lender within twenty
                                 (20) days after it is available, the quarterly audited report prepared by the Washington Department of Real Estate with respect to Vacation Club Association's vacation credit inventory. If the Washington Department of Real Estate ceases to prepare such a report, Borrower shall deliver to Lender a report of an independent auditing firm addressed to Lender verifying the cumulative number of Vacation Club Credits represented by the Vacation Club Units, the cumulative number of Vacation Club Credits represented by Vacation Club Owner Agreements which have not expired or been terminated, and all financial transactions, if any, of Vacation Club Association pertaining to the sale or purchase of Vacation Club Units. When Vacation Club Units are added to the Vacation Club Program, Borrower will, within a reasonable period of time thereafter, submit to Lender the Title Assurances for such Vacation Club Unit. Within 90 days after receipt of written demand ("Title Information Demand") but not more often than annually, Borrower will provide to Lender current title information ("Title Information") consisting of statements prepared by title underwriters satisfactory to Lender reflecting the ownership and lien status of or, at Borrower's option, Title Assurances with regard to a number of Vacation Club Units determined at the time of the Title Information Demand as follows: the greater of (i) the then total number of Projects or (ii) ten percent (10%) of the then total number of Vacation Club Units. Vacation Club Units to be covered by the Title

                                 Information shall be specified in the Title
                                 Information Demand. If an Event of Default exists and Lender has accelerated the Note, Lender may require current Title Information with respect to all Vacation Club Units. Title Information shall be considered current if dated not earlier than thirty (30) days from the date delivered to Lender.

                             (g) Without limiting the generality of any other
                                 provision of this Agreement, Lender or its designee may, at Borrower's expense, audit the system of Vacation Club Association and Borrower utilized in tracking the cumulative number of Vacation Club Credit values represented by the Vacation Club Units and the cumulative number of Vacation Club Credits represented by Vacation Club Owner Agreements which have not expired or been terminated.

                             (h) Borrower shall notify Lender when the
                                 outstanding principal balance (including any capitalized interest) of the OPERF Debt has been reduced to $10,000,000.00.

                             (i) Borrower will promptly notify Lender if
                                 Vacation Club Association elects not to renew the Vacation Club Management Agreement with Borrower, to terminate such Agreement with Borrower or to remove Borrower as manager under such Agreement.

               6.11 Borrower will cause any and all indebtedness owing by it to its shareholders, directors, officers or partners, as the case may be, Guarantor(s), any shareholder of Guarantor or the relatives and Affiliates of Borrower or the foregoing ("Subordinating Parties") to be subordinated in all aspects to the Obligations. Reasonable salaries and reasonable fees for services which were actually rendered and were reasonably required by Borrower shall not be considered indebtedness for purposes of this paragraph. However, if no Event of Default exists and such payments are otherwise permitted pursuant to paragraph 9.4, Borrower may make to Subordinating Parties and Subordinating Parties may retain payments then due and owing (other than by way of acceleration) on indebtedness for borrowed money. Furthermore, the subordination required of the Wendts by virtue of the obligations of Borrower under the Wendts Purchase Documents shall be subject to the terms and conditions of the Wendts Subordination Agreement.

               6.12 Borrower and Vacation Club Association are not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, order, decree or judgment of any court, arbitration or governmental authority to which either of them is a party or by which either of them is bound.

               6.13 Borrower and Vacation Club Association have filed all tax returns and paid all taxes, assessments, levies and penalties, if any, required to be filed by them or paid by them to any governmental or quasi-governmental authority or subdivision, including real estate taxes and assessments relating to Vacation Club Association. Borrower will provide to Lender not more than thirty (30) days after such taxes and assessments become due evidence that all taxes and assessments on the Vacation Club Units have been paid in full.

               6.14 Borrower will pay to Lender the Commitment Fee and, in addition to that fee, $20,000.00 ("Documentation Fee") for the preparation of the Documents executed at or prior to the closing of the first Advance. Borrower has paid to Lender $25,000.00 of the Commitment Fee and the entire Documentation Fee. Borrower will pay to Lender the $25,000.00 balance of the Commitment Fee at the time the initial Advance is made, but in no event later than May 30, 1993. Borrower acknowledges that the Commitment Fee and the Documentation Fee have been earned and are non-refundable. Borrower will pay on demand any and all costs and expenses incurred by Lender in connection with the initiation, documentation and closing of the Loan, the making of Advances, the protection of the security for the Performance of the obligations, or the enforcement of the Obligations against Borrower or Guarantor(s), including, without limitation, all attorneys' and other professionals' fees, consumer credit reports, and revenue, documentary stamp and intangible taxes; provided, however, that Lender shall pay and be solely responsible for all expenses of its employees prior to the first Advance, except for travel expenses not exceeding $5,000.00. Notwithstanding anything in this paragraph to the contrary, Borrower will have no obligation to pay or reimburse Lender for Lender's attorneys' fees (but shall not be relieved of the obligation to pay or reimburse Lender for the reasonable out-of-pocket expenses of such attorneys) which are incurred in connection with the original preparation, negotiation and execution of the Documents delivered prior to or in connection with the first Advance ("Original Documents") or the closing of the first Advance, except for such attorneys' fees which are in excess of the Documentation Fee and are caused by the negligence or lack of diligence or cooperation by Borrower in the negotiation of the Original Documents and the closing of the first Advance, changes requested by Borrower to that commitment letter from Lender to

                             Borrower dated December 8, 1992, or circumstances which could not reasonably have been foreseen by Lender.

               6.15 Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, AND DEFEND Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against any and all losses, costs, expenses (including, without limitation, court costs and attorneys'
                             fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) the Vacation Club Program, the Vacation Club Units, the Projects, the security for the Performance of the Obligations, Lender's status by virtue of the creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or any Agent, or their respective employees, contractors or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the Receivables Collateral and any other security required pursuant to the Documents.

               6.16 Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Receivables Collateral or the other security required pursuant to the Documents or otherwise to effect the intent and purposes of the Documents.

               6.17 The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations, warranties and covenants contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

VII. DEFAULT

               7.1 The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

                             (a) failure of Lender to receive from Borrower within five (5) Business Days of the date when due and payable (i) any amount payable under the Note or (ii) any other payment due under the Documents, except for the Note payment due at the Maturity Date for which no grace period is allowed;

                             (b) any representation or warranty of Borrower contained in the Documents or in any certificate furnished under the Documents proves to be, in any material respect, false or misleading as of the date deemed made and such false or misleading representation is not corrected to the reasonable satisfaction of Lender within 30 days after notice thereof to Borrower;

                             (c) a material default in the Performance of the Obligations set forth in paragraph 3.2;

                             (d) a material default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of ten
                                   (10) Business Days after notice of such
                                   default or violation to Borrower in the case of a default under or violation of paragraph 6.4(b) or 6.11 or any other default or violation which can be cured by the payment of money alone or (ii) for a period of thirty
                                   (30) Business Days after notice to Borrower in the case of any other default or violation;

                             (e) an "Event of Default", as defined elsewhere in any of the Documents, or in any agreement between Borrower or any Affiliate of it, on the one hand, and Lender or any Affiliate of it on the other hand;

                             (f) any default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing that causes or results in the acceleration of such indebtedness or repurchase obligations of Borrower, which accelerated payment or repurchase obligations are in excess of $100,000.00 in the aggregate;

                             (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of $100,000.00 and such situation shall continue for ten
                                   (10) Business Days after notice thereof to Borrower;

                             (h) any party holding a lien or security interest in the Receivables Collateral or any other security for the Performance of the Obligations or a lien (other than a lien created by Purchaser solely with respect to its Time-Share Interest) on any part of a Vacation Club Unit commences foreclosure or similar sale thereof;

                             (i) Borrower shall (i) generally not be paying its debts as they become due, (ii) file or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing;

                             (j) a material adverse change in the Vacation Club Program or in the business or financial condition of Borrower or in the Receivables Collateral or any other security for the Performance of the Obligations, which change is not enumerated in this paragraph 7.1 as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its security for the Performance of the Obligations imperiled;

                             (k) any of the events enumerated in paragraph 7.1(b), (f), (g), (i) or (j) occurs with respect to any Guarantor or surety for the Performance of the Obligations;

                             (l) failure of Lender to receive from Borrower, within twenty (20) days of the date Borrower knows or should have known of such change, notice of any material change in any representations or warranties in the Documents or otherwise made in connection with the Loan; or

                             (m) Borrower fails or defaults in its obligations under paragraph 6.8.

               7.2 At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

                             (a)    cease to make further Advances;

                             (b) declare the Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

                             (c)    with respect to the Receivables Collateral,
                                    (i) institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account for such actions by Borrower and without relieving Borrower from Performance of the Obligations, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Receivables Collateral; and

                             (d) proceed to protect and enforce its rights and remedies under the Documents, to foreclose or otherwise realize upon its security for the Performance of the Obligations, and/or to exercise any other rights and remedies available to it at law, in equity or by statute.

               7.3 Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

               7.4           (a)    Lender shall have all of the rights and
                                    remedies of a secured party under the
                                    Uniform Commercial Code of the State of
                                    Arizona and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Receivables Collateral given not less than ten (10) Business Days prior to such proposed action in connection with the exercise of Lender's remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7,5.

                             (b)  Lender may, in the name of Borrower
                                  or in its own name, make and execute
                                  all conveyances, assignments and
                                  transfers of the Receivables
                                  Collateral sold in connection with
                                  the exercise of Lender's remedies;
                                  and Lender is hereby appointed
                                  Borrower's attorney-in-fact for this
                                  purpose.

                             (c)  Upon request of Lender when an Event
                                  of Default exists, Borrower shall
                                  assemble the Receivables Collateral
                                  not already in Lender's possession
                                  and make it available to Lender at a
                                  time and place designated by Lender.

               7.5 The proceeds realized from any sale of all or any part of the Receivables Collateral made in connection with the exercise of Lender's remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the other Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

               7.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all liabilities agreed to be paid or performed in the Documents by Borrower, any Guarantor or any surety for the Performance of the Obligations if the person obligated fails to do so, For such purposes Lender may use the proceeds of the Receivables Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the

                             Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

               7.7 No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

               7.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Receivables Collateral or any other security for the Performance of the Obligations, or any part of such security, marshalled on any foreclosure sale or other enforcement of Lender's rights and remedies.

               7.9 For the purpose of exercising its rights and remedies under Paragraph 7,2(c) and 7.6, Lender may do so in Borrower's name or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its sole and absolute discretion in the accomplishment of such purposes.

VIII. CONSTRUCTION AND GENERAL TERMS

               8.1 All moneys payable under the Documents shall be paid to Lender at its address set forth on the signature page of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

               8.2 The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, variation, termination, discharge, abandonment or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

               8.3 The powers and agency granted to Lender by Borrower in the Documents are coupled with an interest and are irrevocable and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

               8.4 Any Document may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

               8.5 Except as otherwise expressly provided in the Document, any notice required or permitted to be given under any Document by Lender or Borrower to the other shall be in writing and shall be (a) personally delivered, (b) transmitted postage prepaid by certified or registered mail, (c) sent by overnight express carrier, or (d) sent by telecopy, to Lender or Borrower at its address and/or telecopy number as set forth on the signature page of this Agreement, or at such other address and/or telecopy number as either party may designate for such purpose in a notice given to the other patty. Such notice shall be deemed received upon the earliest of the following to occur: (a) upon personal delivery; (b) on the third Business Day following the day sent, if sent by registered or certified mail; (c) on the next Business Day following the day sent, if sent by overnight express courier; and (d) on the day sent or if such day is not a Business Day on the next Business Day after the day sent, if sent by telecopy.

               8.6 All the covenants of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

               8.7 If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby.

               8.8 Time is of the essence in the Performance of the Obligations.

               8.9 All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein", "hereof", "hereto", hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; the use of any gender shall be deemed to include other genders, unless inappropriate; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

               8.10 THE DOCUMENTS SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA, AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES; PROVIDED THAT IF ANY OBLIGATION, AGREEMENT OR WAIVER ON THE PART OF BORROWER OR ANY OTHER PERSON OBLIGATED PRIMARILY OR SECONDARILY ON THE DOCUMENTS OR RIGHT OF REMEDY OF LENDER WOULD BE INVALID OR UNENFORCEABLE UNDER SUCH LAWS BUT WOULD BE VALID OR ENFORCEABLE UNDER THE LAWS OF THE STATE OF OREGON, THEN THE INTERNAL LAWS OF THE STATE OF OREGON SHALL APPLY WITH RESPECT TO SUCH MATTER. BORROWER HEREBY AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ANOTHER DOCUMENT, ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OUT OF THE DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING, THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO BORROWER.

               [Borrower (initial ___________)]

               8.11 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provision to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

               8.12 LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF THE INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH

                             RESPECT TO THE PROJECT, THE SALE OF TIME-SHARE INTERESTS OR. OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

IX. SPECIAL PROVISIONS

               9.1 As additional conditions precedent to the making of the first Advance, the following must occur prior to the making of the first Advance:

                             (a)  Lender shall have received in form and
                                  substance satisfactory to it, in its sole and absolute discretion: (i) a UCC search with respect to Borrower; (ii) lien, litigation and judgment searches on Borrower, Guarantor and their respective principals; (iii) Dun and Bradstreet and credit bureau reports on Borrower, Guarantor and their respective principals; and (iv) available financial statements for the most recent fiscal year end for all Project Owner Associations for the Projects, certified to be true and correct by the respective managers of such associations;

                             (b) Lender shall have performed site inspections of a sample of existing Projects, the results of which site inspections must be satisfactory to Lender, in its sole and absolute discretion;

                             (c) Lender must have received and be satisfied with, in its sole and absolute discretion, financial statements and references for Intercity Escrow Services and Sage Systems, Inc.;

                             (d)  Lender shall have received (i) evidence
                                  satisfactory to it, in its sole and absolute discretion, that Borrower is in full compliance with its obligations under the loan documents executed in connection with the OPERF Debt, and no event has occurred which would permit the acceleration of the OPERF Debt; and (b) a favorable credit reference from OPERF;

                             (e) Lender must be satisfied, in its sole and absolute discretion, with the environmental due diligence reviews of the Projects within the Vacation Club Program; and

                             (f) Lender must be satisfied, in its sole and absolute discretion, with the following:

                                  (i) the manner in which legal title to each
                                      Vacation Club Unit is conveyed to Vacation
                                      Club Association and annexed into the
                                      Vacation Club Program;

                                  (ii)  how the ownership of the Vacation Club
                                        Units within the Vacation Club Program
                                        by Vacation Club Association is
                                        accounted for on the financial
                                        statements of Vacation Club Association
                                        and Borrower;

                                  (iii) the manner in which Vacation Club
                                        Association is, and may be, owned,
                                        operated, and controlled;

                                  (iv) the manner in which Vacation Club Units are transferred into or out of the Vacation Club Program;

                                  (v)   the manner in which uninterrupted use,
                                        and lien-free operation, subject only to the Permitted Encumbrances, of all Vacation Club Units is guaranteed to Owners; and

                                  (vi)  all units within the Vacation Club
                                        Program being fully complete units or
                                        units for which completion is guaranteed within a reasonable time period ("Completed Units");

               9.2 Borrower covenants and agrees that it shall cause expenses (i.e. expenses incurred from promotion, lead generation and sale of Time-Share Interests but excluding marketing overhead) incurred by it with respect to the sales of Time-Share Interests during each twelve month period terminating at the end of each fiscal quarter of Borrower not to exceed fifty percent (50%) of the net sales of Time-Share Interests during such period.

               9.3 Borrower hereby covenants and agrees that it shall maintain a minimum tangible net worth in an amount ("Minimum Tangible Net Worth Requirement") not less than: $3,500,000 until December 31, 1993 and thereafter an amount equal in any calendar year to the Minimum Tangible Net Worth Requirement for the preceding calendar year plus 50% of the Borrower's net income (but not, however, to be reduced by any losses) for the preceding calendar year. As used in this Agreement, the term "tangible net worth" means the worth of tangible assets, such as plant equipment, and current assets (but exclusive, for example, of good will) over liabilities, all in accordance with GAAP; and the term "net income" means the net income of Borrower as determined in accordance with GAAP.

               9.4 Borrower will not make or suffer to exist any distribution (including any distribution by way of loan to or investment in) of Borrower's cash or other assets to its shareholders unless: (a) at the time of the distribution and after giving effect thereto, no Event of

                             Default or Incipient Default is outstanding; and
                             (b) after giving effect to the distribution, the aggregate of all distributions would not exceed 100% of the lesser of (a) net cash flow after debt service or (b) net income. For purposes of this paragraph, "net cash flow" means net cash generated by Borrower's operations and financing for a given time period determined by subtracting cash outflows from cash inflows, all in accordance with GAAP. Net cash flow and net income shall each be determined on a cumulative basis since December 31, 1992.

               9.55 The annual and interim statements of Borrower shall be accompanied by a certificate signed by its chief financial officer, certifying Borrower's compliance with paragraphs 9.2, 9.3 and 9.4 and setting forth in reasonable detail the calculations upon which the certification is based.

               9.6 In addition to all other fees required to be paid in connection with the Loan, Borrower shall pay to Lender a fee ("Custodial Fee") equal to Ten Dollars ($10) per each Instrument which is delivered to Lender in connection with the Loan and is in the physical custody of Lender. The Custodial Fee for an Instrument shall be paid by Borrower to Lender at the time the Instrument is assigned to Lender. After the Custodial Fee is paid for an Instrument, no fee shall be payable to Lender for any Instrument which is delivered to Lender pursuant to paragraph 3.2 in replacement of an Instrument for which Borrower has paid the Custodial Fee. Once a Custodial Fee has been paid to Lender, Borrower shall not be entitled to any reimbursement of any portion thereof. No Custodial Fee shall be payable to Lender so long as Custodial Agent has possession of an Instrument, provided that Borrower shall pay all fees of Custodial Agent.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                               [SIGNATURES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives as of the date above written.


"BORROWER"                                 TRENDWEST RESORTS, INC., an
                                           Oregon corporation

                                           By:_____________________________
                                           Print Name:_____________________
                                           Title:__________________________

                                           Address:

                                           4010 Lake Washington
                                           Kirkland, Washington  98033

                                           Telecopy No.:  (206)  889-2108

"LENDER"                                   GREYHOUND FINANCIAL CORPORATION a
                                           Delaware corporation

                                           By:______________________________
                                           Print Name:______________________
                                           Title:___________________________

                                           Address:

                                           Dial Corporate Center
                                           1850 N. Central Avenue
                                           Phoenix, Arizona  85077-1141
                                           (Attn:  V.P. - Law)

                                           Telecopy No.:  (602) 207-5036

                                LIST OF EXHIBITS

Schedule 1        Prepayment Schedule

Exhibit  A        Assignment of Purchase Agreements

Exhibit  B        Conditions of Eligible Instrument

Exhibit  C        Environmental Certificate

Exhibit  D        Promissory Note

Exhibit  E        Permitted Encumbrances

Exhibit  F        Description of Projects and Time-Share Interest

Exhibit  G        Borrower's Certificate

Exhibit  G-1      Re-Assignment of Purchase Agreements

Exhibit  H-1      Borrower's Opinion of Stoel Rives Boley, Jones &
                  Grey Counsel

Exhibit  H-2      Opinion of John Rogers Burke

Exhibit  I        Guarantor's Opinion of Counsel

Exhibit  J        Additional Condition to Advances

Exhibit  J-1      Request for Advance and Certification

Exhibit  K        Borrower's Monthly Reports (Format)

Exhibit  L        Agreement to Clarify WorldMark Documents

Exhibit  M-1      Form of Vacation Club Owners Agreement Used
                  Generally

Exhibit  M-2      Form of Vacation Club Owners Agreement Used in
                  California

Exhibit  M-3      Vacation Club Declaration

Exhibit  M-4      Vacation Club Management Agreement

Exhibit  M-5      Vacation Club Rules

Exhibit  M-6      Articles of Organization of Vacation Club
                  Association

Exhibit  M-7      Vacation Club Program Agreement

Exhibit  M-8      Vacation Club Reimbursement Agreement

Exhibit N      OPERF Letter Agreement

                                  SCHEDULE 1 TO

                           LOAN AND SECURITY AGREEMENT

               The Prepayment Premium at any time shall be equal to a percentage of the then unpaid principal amount being prepaid, which percentage shall be determined as follows:

              Years After Opening                        Percentage of
                 Prepayment Date                           Prepayment
              -------------------                       ----------------
                    1-2                                         4
                    3-4                                         3
                     5                                          2


               Year 1 shall be the period of time commencing on the Opening Prepayment Date and expiring twelve months thereafter. Year 2 begins upon the expiration of Year 1 (i. e. the first anniversary of the Opening Prepayment
Date), Each succeeding year thereafter commencing with Year 2 shall be for a period of twelve months, with Year 5 terminating eighty-four (84) months from the date of the last Advance.

               Notwithstanding anything herein to the contrary, Borrower's right to prepay this Loan is limited to the terms and conditions set forth in the Loan and Security Agreement.

                                    EXHIBIT A

                      ASSIGNMENT OF VACATION CLUB OWNER(S)

                             TRENDWEST RESORTS, INC,r an Oregon corporation
("Assignor"), as owner and holder of the Vacation Club Owner Agreement (s) described on Schedule A attached hereto and by this reference incorporated herein, for good and valuable consideration given to it by GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Assignee"), the receipt whereof is hereby acknowledged, hereby grants, bargains, sells, assigns, transfers and sets over unto Assignee its interest in and to such Vacation Club Owner Agreement(s), but excepting its obligations to the purchasers under such Vacation Club Owner Agreement(s) ;

                             TOGETHER WITH any and all promissory note(s)
evidencing the obligations of the purchasers) under the Vacation Club owner Agreement(s) and other obligations of the purchasers) therein described, all moneys due and -to become due thereunder, all interest thereon, and all rights arising therefrom.

                             IN WITNESS WHEREOF, the Assignor has caused these
presents to be executed the day of

                                    ASSIGNOR:

     WITNESS:                       TRENDWEST RESORTS, INC. , an Oregon
                                    corporation


                                    ___________________________________
                                    By:________________________________
                                    Print Name:________________________
                                    Title:_____________________________



STATE OF_________________)
                         )   ss
COUNTY OF________________)

                             BEFORE ME, the undersigned authority, a Notary
Public in and for said County and State, on this day personally appeared _________________________, known to me to be the ____________________________
of TRENDWEST RESORTS, INC, an Oregon corporation, who acknowledged this instrument on behalf of such corporation and that the same was the free act and deed act of such corporation and that (s)he being authorized by proper authority to do so, executed the same on behalf of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ________ day of ____________________, 19___.

                                          ___________________________________
                                          Notary Public in and for___________
                                          County,____________________________.

My commission expires:

______________________


          SCHEDULE A TO ASSIGNMENT OF VACATION CLUB OWNER AGREEMENT(S)*

Purchaser              No.         Date of          Original Deferred
                                   Agreement        Balance of
                                                    Purchase Price




*All of such Vacation Club owner Agreements pertaining to the sale of memberships and vacation credits in WorldMark, The Club, formerly known as Club Esprit.

                                    EXHIBIT B

                        Conditions of Eligible Instrument

(a) Lender has a valid, direct and perfected first lien/security interest in the Instrument and security therefor and has a valid and perfected first priority right to payments.

(b) The Instrument does not represent a sale by Borrower, directly or indirectly, to any of its shareholders, directors, officers, partners, as the case may be, its agents, employees or creditors, or any relative or affiliate of Borrower or the foregoing.

(c) Borrower has received from the Purchaser a minimum cash down payment of 10% of the total sales price (no part which has been advanced or loaned to the Purchaser by Borrower, directly or indirectly).

(d) The Instrument must provide for consecutive monthly installments of principal and interest in U. S. funds over a term not exceeding eighty-four (84) months from the date of its execution, with interest accruing on the unpaid principal balance at not less that 10% per annum.

(e) The Instrument is at least thirty (30) days aged from the date of its execution, at least one (1) monthly installment payment of. principal and interest has been made by the Purchaser (no part of which has been advanced or loaned to the Purchaser by Borrower, directly or indirectly), no payment of principal and interest is more than 29 days past due or has been deferred past such period, and no payment of assessments levied by Vacation Club Association against the Time-Share Interests purchased thereby is more than 90 days past due or has been deferred past such period.

(f) The Purchaser in all respects, including, without limitation, its creditworthiness, is reasonably acceptable -to Lender; has obtained from Borrower good and legal title to the purchased TimeShare Interests, free and clear of all liens and security interests other than the security interest granted to Borrower; and the Purchaser must not have purchased more than 30,000 Vacation Club Credits in the Vacation Club Program.

(g) The Instrument is in form and substance substantially identical to Exhibit M-1 or M-2 and is valid and enforceable in accordance with its terms; the Instrument creates a valid, direct, first security interest in the Vacation Club Credits purchased thereby; upon the obligor's default under the Instrument, subject only -to notice and a reasonable grace period, payment of the balance of the indebtedness owing under the Instrument may be immediately accelerated and the Time-Share Interest may be terminated, with the Time-Share Interest reverting to Borrower.

(h) The Vacation Club Units and the amenities promised to the Purchaser have been completed, fully furnished and approved for occupancy (or completion and furnishing is guaranteed in a reasonable period of time, to the satisfaction of Lender in its sole and absolute discretion) and the furnishings in those Vacation Club Units are free of any lien except for the Permitted Encumbrances and the Vacation Club Declarations; no Vacation Club Unit is subject to partition and the time-share use of the Vacation Club Units and amenities conform to all applicable restrictions and laws, necessary approvals having been obtained.

(i) The Instrument and the related sale transaction comply with all applicable laws; Borrower has performed all its obligations due to the Purchaser and there are no executory obligations to the Purchaser to be performed by Borrower, except those described in the Vacation Club Owner Agreement; and the Purchaser does not have any right of rescission, set-off, abatement, counterclaim or the like.

(j) The Purchaser is a United States or Canadian resident, unless the Purchasers of at least 90% of Time-Share Interests for which Lender holds Instruments that are used in making Borrowing Base computations are United States or Canadian residents.

                                    EXHIBIT C

                         ENVIRONMENTAL CERTIFICATE WITH
                    REPRESENTATIONS, COVENANTS AND WARRANTIES


               The undersigned TRENDWEST RESORTS, INC, , an Oregon corporation ("Indemnitor") . hereby executes this Certificate for the purpose of inducing GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender"), to make a loan to it in a principal amount not to exceed at any time FIVE MILLION DOLLARS ($5,000,000.00) ("Loan"), The Loan is to be secured, directly or indirectly, by, among other things, receivables arising from the sale of vacation credits and memberships in the vacation club program ("Vacation Club Program") operated by World Mark, The Club, and sold by Indemnitor, which give the purchasers the right to use units in the condominium projects more particularly described in Exhibit A attached hereto and made a part hereof and other units in other projects which may be added to the Vacation Club Program (such projects, collectively, "Property"). The documents now or hereafter evidencing, securing or otherwise pertaining to the Loan are collectively referred to in this Certificate as the "Loan Documents".

1. Representations, Covenants and Warranties, Except as may be otherwise expressly stated in the Disclosure Schedule attached hereto as Exhibit C and made a part hereof, Indemnitor hereby represents, covenants and warrants to Lender and its successors and assigns, as follows:

               a. No substances known or suspected to pose a threat to health or the environment ("Hazards") or "hazardous substances" as defined below by Applicable Environmental Laws in effect on the date of the initial Advance (as defined in the Loan Agreement) have been disposed of or otherwise released in any material quantity or -are present in any material quantity, on, over, beneath, in, or upon the Developed Property (as defined in Exhibit
                             B) or, to -the knowledge! and belief of Indemnitor, any adjacent parcels of real estate or any other portion of the Property. Indemnitor will not cause any Hazards or "hazardous substances" in any material quantity to be disposed of or released or present on, over, beneath, in or upon the Property, or permit the Vacation Club Association (as defined in the Loan Agreement) or the Owners (as defined in the Loan Agreement) to take any such action. Indemnitor will not cause any disposal or release of "hazardous substances" on, over, beneath, in or upon any parcels of property adjacent to the Property and will use reasonable efforts to preclude any disposal or release of "hazardous substances" by it, the Vacation Club Association and the owners in violation of Applicable Environmental Laws, on, over, beneath, in or upon the Property or any parcels of property adjacent to the Developed Property. To the knowledge and belief of Indemnitor, no prior use of the Developed Property either by Indemnitor or the prior owners of the Developed Property or any other person or entity has occurred which violates any "Applicable Environmental Laws" as defined below. The terms "hazardous substance", "release", "solid waste" and "disposal" (or "disposed") shall each have the broadest meanings specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") , the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act. and any other federal, state or local law, ordinance, code, rule, regulation, order or decree relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste or material, as now or at any time hereafter in effect ("Applicable Environmental Laws") , Notwithstanding the foregoing, for purposes of this Certificate the terms "Hazards" and "hazardous substances" shall be limited to substances in concentrations and under conditions that require remedial or removal action under the Applicable Environmental Laws. "Material quantity" when used in reference to Hazards or "hazardous substances" herein shall mean such Hazards or "hazardous substances" in concentrations and under conditions that require remedial or removal action under the Applicable Environmental Laws.

               b. To the knowledge and belief of Indemnitor, there are no on-site or off-site locations where hazardous substances, including such substances as asbestos and polychlorinated biphenyls, or Hazards from the Property have been disposed of.

               c. To the knowledge and belief of Indemnitor, there has been no litigation brought or threatened nor any settlement reached with any parties alleging the presence, disposal, release, or threatened release, of any hazardous substance or Hazards on, over, beneath, in or upon the Property.

               d. To the knowledge and belief of Indemnitor, after diligent investigation and inquiry with respect to the Developed Property, the Property is not on the CERCLA NATIONAL PRIORITY LIST or the State of Oregon Confirmed Release list, and not on EPA's Comprehensive Response, Compensation & Liability System (CERCLIS) list or on any state environmental agency list of sites under consideration for CERCLIS or sites on which leaking underground storage tanks have existed, or sites subject to any environmentally related liens.

               e. Without limiting the generality of any other provision of the documents executed in connection with the Loan, the representations and warranties contained in this Certificate related to the Property shall be deemed to be made by Indemnitor as to each project added to the Vacation Club Program at the time of its addition.

               f. Where a representation or warranty is expressly limited to the knowledge and belief of Borrower, such representation and warranty is made without the requirement for any investigation or inquiry of sources other than officers of Borrower having management responsibility for such matters, except as expressly provided in paragraph l,d.

2. Covenant to Clean Up and Notify. If Indemnitor causes any Hazards or hazardous substances to be disposed of or released on,, in,, from or affecting any portion of the Property or permits the Vacation Club Association or the Owners to take any such action, Indemnitor shall promptly clean up and remove or otherwise properly manage such hazardous substances or Hazards in accordance with all Applicable Environmental Laws, to the reasonable satisfaction of Lender and shall provide Lender, within thirty (30) days after demand by Lender, with a bond, letter (of credit, or similar financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances or Hazards and discharging any assessments that may be established on the Property as a result thereof.

3. Site Assessment. If Lender shall have reason to believe that there are hazardous substances or Hazards affecting any of the Developed Property, Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default under the Loan Documents, may contract for the services of persons (the "Site Reviewers") to enter upon such Developed Property and perform environmental site assessments ("Site Assessments") for the purpose of determining whether there exists any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Developed Property arising under any Applicable Environmental Laws, provided that Lender shall be responsible for any injury, loss or damage (including damage -to the Developed Property) caused by, arising out of or in any way relating to the Site Assessments. Lender shall notify Indemnitor of, and cooperate with Indemnitor with respect to, the Site Assessments in order to minimize interference with Indemnitor's use of the Developed Property. The Site Reviewers shall perform such tests on the property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.

               Lender acknowledges that Indemnitor's right of access to the Property is limited and that the right of access granted under this paragraph is limited to the extent of Indemnitor's right of access. Indemnitor will supply such information and make available appropriate personnel as requested by the Site Reviewers. on request, Lender shall make the results of such Site Assessments fully available to Indemnitor.

4. Indemnification, Indemnitor covenants that Indemnitor will indemnify, defend and hold harmless Lender and any current or former officer, director, employee, shareholder or agent of Lender (collectively, the "Indemnitees") for, from and against any and all claims, losses, damages, response costs, clean-up costs and expenses arising out of or in any way relating to the existence of hazardous substances, solid waste or Hazards over, beneath, in or upon the Property or a breach of the representations, warranties, covenants and agreements set forth in Paragraph El (collectively referred to herein as "Claim" or "Claims"), including, but not limited to:
               (a) claims of third parties (including governmental agencies) for damages, penalties, response costs, clean-up costs, injunctive or other relief; (b) costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of hazardous substances, solid waste or Hazards to any governmental agency; and (c) any and all expenses or obligations, including reasonable attorneys' fees, incurred at, before and after any trial or appeal therefrom whether or not taxable as costs, including, without limitation, reasonable attorneys fees, witness fees, deposition costs, copying and telephone charges and other expenses, -all of which shall be paid by Indemnitor upon demand; provided, however, that this covenant to indemnify shall not extend to Claims with respect to a Property made on account of the storage, disposal or release of hazardous substances or Hazards by any person other than Indemnitor, its employees, agents or independent contractors after Indemnitor ceases to possess an interest in the affected Property.

5. Lender's Right to Remove Hazardous Materials. Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies under the Loan Documents, to enter onto the Developed Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any hazardous substances, solid wastes or Hazards on or affecting the Developed Property ("Lender's Cleanup Action") following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Developed Property or any part of it that, if true, could result in an order, notice, suit, imposition of a lien on the Property, or other action or that, in Lenders sole and absolute judgment, could expose Lender to liability or loss, provided that Lender shall give Indemnitor the opportunity to perform Lender's Cleanup


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               Action before commencing such Lender's Cleanup Action itself, and further provided that Lender shall be responsible for any


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